Exhibit 99.2

Verastem Oncology Announces $43.0 Million Offering of Common Stock

BOSTON, MA—June 14, 2018—Verastem, Inc. (Nasdaq: VSTM) (Verastem Oncology or the Company), a biopharmaceutical company focused on developing and commercializing drugs to improve the survival and quality of life of cancer patients, today announced a registered sale to funds managed by Consonance Capital of 7,166,666 shares of the Company’s common stock at a price of $6.00 per share. The gross proceeds to Verastem Oncology from the offering are expected to be approximately $43.0 million.  The offering is subject to customary closing conditions and is expected to close on June 18, 2018.

The shares sold in this offering were offered under a shelf registration statement previously declared effective by the Securities and Exchange Commission (SEC). An electronic copy of the prospectus supplement and accompanying prospectus relating to the offering is available on the SEC website at www.sec.gov. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Verastem Oncology

Verastem, Inc. (Nasdaq: VSTM), operating as Verastem Oncology, is a biopharmaceutical company focused on developing and commercializing drugs to improve the survival and quality of life of cancer patients. Verastem Oncology is currently developing duvelisib, a dual inhibitor of PI3K-delta and PI3K-gamma, which has successfully met its primary endpoint in a Phase 2 study in indolent non-Hodgkin lymphoma and a Phase 3 clinical trial in patients with chronic lymphocytic leukemia/small lymphocytic lymphoma (CLL/SLL). Verastem Oncology’s New Drug Application (NDA) requesting the full approval of duvelisib for the treatment of patients with relapsed or refractory CLL/SLL and accelerated approval for the treatment of patients with relapsed or refractory follicular lymphoma (FL) was accepted for filing by the U.S. Food and Drug Administration, granted Priority Review and assigned a target action date of October 5, 2018.  In addition, Verastem Oncology is developing the focal adhesion kinase inhibitor defactinib, which is currently being evaluated in three separate clinical collaborations in combination with immunotherapeutic agents for the treatment of several different cancer types, including pancreatic cancer, ovarian cancer, non-small cell lung cancer, and mesothelioma. Verastem Oncology’s product candidates seek to treat cancer by modulating the local tumor microenvironment and enhancing anti-tumor immunity.

Forward-looking statements:

Certain of the statements made in this press release are forward-looking statements. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include, without limitation: our ability to successfully complete the offering; the possible adverse impact on the market price of our shares of common stock due to the dilutive effect of the securities to be sold in the offering;

capital market risks; and the impact of general economic or industry conditions. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release. Other risks and uncertainties include those identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and any subsequent SEC filings, including the registration statement and prospectus supplement related to the offering. The forward-looking statements contained in this press release reflect Verastem Oncology’s views as of the date of this release, and Verastem Oncology does not undertake and specifically disclaims any obligation to update any forward-looking statements.

Verastem Oncology

Marianne M. Lambertson

Vice President, Corporate Communications

Investor Relations/Public Relations

+1 781-292-4273

mlambertson@verastem.com